Exhibit 5.1

July 13, 2005

The Board of Directors

Strategic Hotel Capital, Inc.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Gentlemen:

We have acted as special counsel to Strategic Hotel Capital, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), including the prospectus contained therein, concerning the registration of 5,554,912 shares of common stock, $0.01 par value per share (the “Common Shares”), of the Company which may be issued in exchange for units of limited liability company interest (“Units”) in Strategic Hotel Funding, L.L.C. (“SHC Funding”), pursuant to the Limited Liability Company Agreement of SHC Funding, as amended (the “LLC Agreement”), and as set forth in the Registration Statement.

As special counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction of the Company’s charter and the Company’s bylaws, each as amended, restated and supplemented, the LLC Agreement, resolutions of the board of directors of the Company and such records of the Company, certificates and other documents and such questions of law as we considered necessary or appropriate for purposes of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have also relied on an opinion of the law firm of Venable LLP of even date herewith as to matters of Maryland law, and this opinion is subject to the assumptions, conditions and limitations set forth therein.

Based upon and subject to the foregoing assumptions, conditions and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized, and when the Registration Statement has become effective under the Securities Act and the Common Shares are issued upon conversion of Units in accordance with the terms of the LLC Agreement, the Common Shares will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

Sincerely,

MAYER, BROWN, ROWE & MAW LLP